FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (this “Agreement”), dated as of January 19, 2022, by and among JNL Series Trust, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of itself and each fund, severally and not jointly, listed on Attachment A under the heading “Acquiring Funds,” as such Attachment A shall be amended from time to time (each such fund, an “Acquiring Fund”, and together, the “Acquiring Funds”); Jackson National Asset Management, LLC, a corporation organized under the laws of the State of Michigan (the “Adviser”); American Funds Insurance Series, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Series”); Capital Research and Management Company, a corporation organized under the laws of the State of Delaware (“CRMC”, and collectively with the Trust, the Adviser, the Acquiring Funds, the Series and the Acquired Funds (as defined below), the “Parties”, and each of them, a “Party”); and each fund, severally and not jointly, listed on Attachment B under the heading “Series Funds” or “Retail Funds”, as applicable, as such Attachment B shall be amended from time to time (each such fund listed under the heading “Series Funds”, a “Series Fund”, each such fund listed under the heading “Retail Funds”, a “Retail Fund”, and collectively, the “Acquired Funds”, and each of them, an “Acquired Fund”).

WHEREAS, the Series is divided into various Series Funds;

WHEREAS, the Trust is divided into various Acquiring Funds;

WHEREAS, each Acquired Fund and each Acquiring Fund is registered with the United States Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits one or more Acquiring Funds to invest in one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, one or more Acquiring Funds may, from time to time, desire to invest in one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) of the 1940 Act in compliance with the conditions of the Rule; and

WHEREAS, each Party is a party to that certain Fund Participation Agreement, dated as of June 8, 2017, as amended (the “FPA”), and the Parties have mutually agreed to (i) terminate the FPA in accordance with the termination provisions thereof and (ii) replace the FPA with this Agreement.

NOW THEREFORE, in accordance with the Rule, the Parties desire to set forth the following terms pursuant to which one or more Acquiring Funds may invest in one or more Acquired Funds in compliance with the conditions of the Rule.

1.	(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist each Acquired Fund’s investment adviser with making the required findings under the Rule, the Parties agree as follows:

(i) Timing and advance notice of redemptions. Each Acquiring Fund will use reasonable efforts to provide advance notification of (A) at least twenty (20) business days prior to placing any redemption request for shares of the Acquired Fund(s) the value of which, in the aggregate, exceeds 5% of the total net assets of the Acquired Fund, and (B) at least ten (10) business days prior to placing any redemption request for shares of the Acquired Fund(s) the value of which, in the aggregate, exceeds 3% of the total net assets of the Acquired Fund (but is less than 5% of the total net assets), in each case agreeing to work in good faith with the Acquired Fund(s) to determine the most efficient and effective way to satisfy the redemption request consistent with the best interests of the Acquired Fund(s) and each Acquiring Fund and its shareholders. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(ii) Scale of investment. Upon a reasonable request by an Acquired Fund, the applicable Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist each Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.           (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) of the 1940 Act, the Series, CRMC and each Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to any Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) The Series, CRMC and each Acquired Fund hereby represent and warrant to the Adviser and the Trust that: (i) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act (collectively, the “SEC Filings”) with respect to the Series and each Acquired Fund has been filed with the SEC in the form previously delivered to the Trust, and copies of any and all amendments thereto will be forwarded to the Trust at the time that they are filed with the SEC; (ii) the Series and each Acquired Fund is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the state of its organization; (iii) the shares of any Acquired Fund sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series and each Acquired Fund will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Acquired Funds are sold; (iv) the Series and each Acquired Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series’ and each Acquired Fund’s registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the “Prospectus”) shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series, CRMC or the Acquired Funds by the Trust expressly for use therein; and (v) the Series, CRMC and the Acquired Funds will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(c) CRMC hereby represents and warrants to the Trust and the Adviser that: (i) it is lawfully organized and validly existing under the laws of its state of organization; (ii) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against the Series and CRMC in accordance with its terms; (iv) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (v) any information furnished in writing by the Series and CRMC for use in the registration statement or annual report of the Trust will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Trust’s registration statements failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; (vi) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (vii) it will perform its obligations for the Series and the Acquired Funds in accordance in all material respects with the laws of the Series’ and Acquired Funds’ applicable state of organization and any applicable state and federal securities laws.

(d) The Series, CRMC and each Acquired Fund hereby represent and warrant to the Trust and the Adviser that an Acquired Fund in which an Acquiring Fund invests will only acquire securities of any other investment company or entity that would meet the definition of “investment company” in the 1940 Act in compliance with the conditions of the Rule.

3.            (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) of the 1940 Act, the Trust, the Adviser and each Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to an Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) The Trust hereby represents and warrants to the Series, CRMC and each Acquired Fund that (i) the shares of each Acquiring Fund are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Commonwealth of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings of the Trust conform or, when they become effective, will conform, in all material respects, to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by the Series, CRMC or an Acquired Fund expressly for use therein; and (v) the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(c) The Adviser hereby represents and warrants to the Series, CRMC and each Acquired Fund that: (i) it is lawfully organized and validly existing under the laws of the State of Michigan; (ii) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (iii) it will perform its obligations for the Trust in accordance with all material respects with the laws of the State of Michigan and any applicable state and federal securities laws.

(d) The Trust and the Adviser may invest in one or more Acquired Funds in any combination or weighting provided that they will adhere to the allocation limitations placed on the Acquired Funds by the Series or CRMC, as applicable.

(e) The Trust and the Adviser each hereby agree that for as long as this Agreement is in effect, all proxies received by the Trust or the Adviser for matters requiring approval by shareholders of an Acquired Fund shall be echo voted in the same proportion as the votes cast for those shares held by other shareholders of the Acquired Fund who are not affiliated with the Adviser.

(f) The Adviser hereby represents, warrants and covenants that it has adopted policies and procedures, where applicable, designed to prevent either it or its control affiliates (as such term is defined by Section 2(a)(3)(C) of the 1940 Act) from attempting the influence the operations of any Acquired Fund.

4.            The Series agrees to make Class 1 shares of each Series Fund and each Retail Fund agrees to make Class R-6 shares of such Retail Fund available for investment by the Acquiring Funds.

5.            The Series and each Acquired Fund reserves the right to temporarily suspend sales if the Board of Trustees of the Series or applicable Acquired Fund (the “Acquired Fund Board”), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Acquired Fund Board may refuse to sell shares of any Acquired Fund to any person, or suspend or terminate the offering of shares of any Acquired Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Acquired Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Acquired Fund, and as consistent with its antimarket-timing and late trading policies and procedures.

6.            The Trust hereby represents, warrants and covenants that it has adopted policies and procedures designed to detect and discourage short-term or disruptive trading practices.

7.            [Reserved.]

8.            (a) The Series and each Retail Fund will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials that pertain to the Acquiring Funds, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the applicable Series or an Retail Fund or its shares, within a reasonable time after filing of each such document with the SEC or the Financial Industry Regulatory Authority.

(b) The Series, CRMC and each Acquired Fund hereby consent to the Trust’s use of the names of the Series and CRMC, as well as the names of the Acquired Funds listed on Attachment B attached hereto, in connection with marketing the Acquiring Funds. The Adviser hereby acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names Capital Research and Management Company, American Funds, American Funds Distributors and American Funds Insurance Series and the name of each Acquired Fund, and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design, or the validity or distinctiveness thereof. The Series, CRMC and each Acquired Fund hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust, subject to the Series’, CRMC’s and the applicable Acquired Fund’s approval of such use and in accordance with reasonable requirements of the Series, the Acquired Fund or CRMC. Such consent will terminate with the termination of this Agreement. The Trust hereby agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series, CRMC and/or the Acquired Funds.

9.            (a) The Trust and its affiliates shall make no representations concerning the Series’ or an Retail Fund’s shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series or applicable Retail Fund, in such printed information subsequently issued on behalf of the Series, the Retail Funds or other funds managed by CRMC as supplemental to the Series’, the Acquired Funds’ Prospectus, in information published on the Series’, the Retail Funds’ or CRMC’s website, or in materials approved by CRMC or its affiliates.

(b) The Series, CRMC and each Acquired Fund and their affiliates shall make no representations concerning the Trust’s shares except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust, in such printed information subsequently issued on behalf of the Trust as supplemental to the Trust’s Prospectus, or in materials approved by the Trust or its affiliates.

10.          (a) The Series, CRMC and each Acquired Fund hereby represent and warrant that each Acquired Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision). Shares of the Series may be offered to separate accounts of various insurance companies (“Participating Insurance Companies”) in addition to the Trust. The Series hereby represents and warrants that no other Participating Insurance Company or other entity will purchase shares in any Series Fund for any purpose or under any circumstances that would preclude the Trust from “looking through” to the investments of each Series Fund in which it invests, pursuant to the “look through” rules found in Treasury Regulation 1.817-5. The Series will notify the Trust immediately upon having a reasonable basis for believing that any Series Fund has ceased to so qualify or that any might not so qualify in the future.

(b) The Series and CRMC hereby represent and warrant that the Series and each Series Fund will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those sections or regulations), as if those requirements applied directly to each such Series Fund. The Series and CRMC hereby represent and warrant that any failure to comply with such diversification requirements would be a material breach of this Agreement as it may result in the Contracts not being treated as variable contracts for federal income tax purposes which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. The Series will notify the Company immediately upon having a reasonable basis for believing that a Series Fund thereunder has ceased to comply with the diversification requirements or that the Series Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty, the Series will take all reasonable necessary steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. The Series will provide the Trust with securities holdings reports for each Series Fund within ten days after each calendar quarter.

11.          [Reserved.]

12.          Indemnification.

(a) The Trust, the Adviser and each Acquiring Fund, as applicable, shall indemnify and hold harmless the Series, CRMC, each Acquired Fund, and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), to which they may be subject, insofar as such Losses arise out of or are based upon (i) the Trust’s or the Adviser’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Trust’s or the Adviser’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by the Trust or the Adviser of any provision of this Agreement, including any representation, warranty or covenant made in this Agreement by any of them. The Trust and the Adviser, as applicable, shall also reimburse the Series, CRMC, the Acquired Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Adviser or the Trust may otherwise have to the Series, CRMC, the Acquired Funds or their respective affiliates.

(b) The Series, CRMC and each Retail Fund, as applicable, shall each indemnify and hold harmless, the Trust, the Adviser, each Acquiring Fund, and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all Losses to which they may be subject, insofar as such Losses arise out of or are based upon (i) the Series’, CRMC’s or the applicable Retail Fund’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Series’, CRMC’s or the applicable Retail Fund’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by the Series, CRMC or a Retail Fund of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by any of them. The Series, CRMC, and each Retail Fund, as applicable, shall also reimburse the Trust, the Adviser and each Acquiring Fund and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Series, CRMC or a Retail Fund may otherwise have to the Adviser, the Trust and each Acquiring Fund and their respective affiliates.

(c) Promptly after receipt by a party entitled to indemnification under this Section [12] (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section [12], notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this Section [12] for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

13.          The Parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 13. This Agreement will terminate with respect to one, some or all of the Acquiring Funds and Acquired Funds:

(a)      by mutual agreement at any time;

(b)      any Party at any time upon sixty (60) days’ written notice;

(c)      at the option of the Trust, CRMC or the Series or each Acquired Fund (with respect to that Acquired Fund) upon ten calendar days’ prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact the terminating party’s business;

(d)      at the option of the Trust, upon ten calendar days’ prior written notice, if shares of the Series are not reasonably available or with respect to an Acquired Fund if shares of that Acquired Fund are not reasonably available;

(e)      at the option of the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a registered investment company under the Code or if the Trust reasonably and in good faith believes a Acquired Fund may fail to meet such requirements or qualify; or

(f)       in the event the Series’ or a Acquired Funds’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of the Series’ shares as an underlying investment for the Acquiring Funds; in such event prompt notice shall be given by the Trust or the Series or the Acquired Fund to each of the other parties.

The effective date for termination pursuant to any notice given under this section shall be calculated beginning with the date of receipt of such notice.

Upon termination of this Agreement, the Acquiring Fund(s) may not purchase additional shares of the Acquired Fund(s) beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

14.         All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered by registered or overnight mail or electronic mail to the address for each Party specified below, which address may be changed from time to time by written notice to the other Party:

If to the Trust, the Adviser and/or the Acquiring Fund(s):

Susan S. Rhee

c/o Jackson National Asset Management, LLC

1 Corporate Way, Mail Code 8N41

Lansing, Michigan 48951

Email: susan.rhee@jackson.com

with copies (which shall not constitute notice) to:

JNAM Legal

c/o Jackson National Asset Management, LLC

1 Corporate Way, Mail Code 8N41

Lansing, Michigan 48951

Email: jnam-legal@jackson.com

If to the Series, CRMC and/or the Acquired Fund(s):

Michael Triessl

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Email: mcjt@capgroup.com

with copies (which shall not constitute notice) to:

Stephen T. Joyce

c/o American Funds Distributors, Inc.

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Email: stj@capgroup.com

15.          If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

16.          The obligations of the Trust, the Series and the Acquired Funds under this Agreement are not binding upon any of the trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Trust, the Series and each Acquired Fund individually, but bind only the Trust and the Series’ and the Acquired Funds’ assets. When seeking satisfaction for any liability of the Trust, the Series or an Acquired Fund in respect of this Agreement, each of the parties agree not to seek recourse against said trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if the Trust seeks satisfaction for any liability of the Series or an Acquired Fund in respect of this Agreement, the Trust may seek recourse against CRMC. The parties to this Agreement acknowledge that the obligations of each Acquiring Fund hereunder are several, not joint, and the assets and liabilities of each Acquiring Fund are separate and distinct. The parties hereto agree that all obligations and liabilities of an Acquiring Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Acquiring Fund and shall not be binding on or satisfied from any other series of the Trust or the trustees, directors, officers, members or shareholders of the Acquiring Fund or of any other series of the Trust. The Parties acknowledge that the obligations of each Acquired Fund hereunder are several, not joint, and the assets and liabilities of each Acquired Fund are separate and distinct. The Parties agree that all obligations and liabilities of an Acquired Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Acquired Fund and shall not be binding on or satisfied from any other series of the Series or Acquired Fund, as applicable, or the trustees, directors, officers, members or shareholders of the Acquired Fund or of any other series of the Series or Acquired Fund, as applicable. Notwithstanding the applicability of New York law to this Agreement pursuant to Section 16, this provision with regard to the obligations and liabilities of the Trust, the Series and the Acquired Funds and their respective trustees, officers, employees or shareholders (except CRMC if it is a shareholder) shall control.

17.          This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

18.          This Agreement and the Parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a Party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a Party shall not be deemed to be an assignment for purposes of this Agreement.

19.          Each Party agrees to maintain the confidentiality of all information (including personal financial information of the customers of either Party) received from the other Party pursuant to this Agreement. Each Party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

20.          Each Party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each Party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a Party, the other Party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party’s activities, (b) assist either Party in resolving disputes, reconciling records or responding to auditor’s inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a Party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The Parties agree to cooperate in good faith in providing records to one another under this provision.

21.          The following sections shall survive any termination of this Agreement: 5, 12, 14-21.

22.          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

23.          This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

24.          In the event of a dispute between the Parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved Party’s notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously. One arbitrator is to be named by each Party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the Parties. The expenses of such arbitration shall be paid by the non-prevailing Party. The arbitrators’ findings may only recommend compensatory damages. Should any Party not be satisfied with the arbitrators’ decision the Parties may seek any other legal recourse.

25.          The execution of this Agreement shall be deemed to constitute the termination of the FPA as of the date first above written.

26.          The Adviser may receive certain holdings information (the “Holdings Information”) related to the Acquired Funds on a daily, weekly, monthly or other periodic basis from the Series, CRMC or one of their designees (each, an “Authorized Person”) in order to help evaluate the Acquired Funds (the “Purpose”). The Adviser agrees and acknowledges that all Holdings Information is confidential and may only be used by the Adviser for the Purpose and is provided by an Authorized Person on an "as is" basis in good faith believing it to be accurate but making no warranties, express or implied, regarding its accuracy, completeness, or performance. The Adviser agrees that it (a) will hold any and all Holdings Information it obtains in strictest confidence and shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of the Holdings Information as it employs with respect to its own confidential information of similar importance; (b) may disclose or provide access to its employees who have a need to know and may make copies of Holdings Information only to the extent reasonably necessary to carry out the Purpose; (c) currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Holdings Information other than in accordance with this Agreement, including without limitation written instruction to and agreements with employees and agents who are bound by an obligation of confidentiality no less stringent than set forth in this Agreement to ensure that such employees and agents protect the confidentiality of Holdings Information; (d) will instruct its employees and agents not to disclose Holdings Information to third parties, including without limitation customers, sub-contractors or consultants; and (e) will notify the Series and CRMC immediately of any unauthorized disclosure or use of Holdings Information, and will cooperate with the Series and CRMC in taking action to ensure that the Holdings Information is not used by such receiving party.

27.          In the case of the Acquiring Funds, a copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent or shareholder of the Acquiring Funds shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Acquiring Funds.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

JNL Series Trust,

on behalf of itself and each of the Acquiring Funds listed on Attachment A attached hereto

By:	/s/ Kelly L. Crosser

Printed Name:	Kelly L. Crosser

Title:	Assistance Secretary

Jackson National Asset Management, LLC

By:	/s/ Susan S. Rhee

Printed Name:	Susan S. Rhee

Title: Senior Vice President & General Counsel

AMERICAN FUNDS INSURANCE SERIES,

on behalf of itself and each of the Series Funds listed on Attachment B attached hereto

By:	/s/ Maria Manotok

Printed Name:	Maria Manotok

Title:	Principal Executive Officer

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Manotok

Printed Name:	Maria Manotok

Title: Senior Vice President & Senior Counsel

CAPITAL RESEARCH AND MANAGEMENT COMPANY,

on behalf of each of the Retail Funds listed on Attachment B attached hereto as the investment adviser to each such Retail Fund

By:	/s/ Maria Manotok

Printed Name:	Maria Manotok

Title: Senior Vice President & Senior Counsel

ATTACHMENT A

List of Acquiring Funds

JNL/American Funds Moderate Growth Allocation Fund

JNL/American Funds Growth Allocation Fund

ATTACHMENT B

List of Series Funds

Global Growth FundSM

Global Small Capitalization FundSM

Growth FundSM

International FundSM

New World Fund®

Washington Mutual Investors Fund

Capital World Growth and Income Fund

Growth-Income FundSM

International Growth and Income FundSM

Asset Allocation Fund

Global Balanced Fund

The Bond Fund of AmericaSM

Capital World Bond FundSM

American High-Income Trust

American Funds Mortgage FundSM

U.S. Government Securities FundSM

List of Retail Funds

AMCAP Fund

American Balanced Fund

American Funds Corporate Bond Fund

American Funds Developing World Growth and Income Fund

American Funds Emerging Markets Bond Fund

American Funds Global Balanced Fund

American Funds Inflation Linked Bond Fund

American Funds Mortgage Fund

American Funds Strategic Bond Fund

American High-Income Trust

American Mutual Fund

Capital Income Builder

Capital World Bond Fund

Capital World Growth and Income Fund

EuroPacific Growth Fund

Fundamental Investors

Intermediate Bond Fund of America

International Growth and Income Fund

New Perspective Fund

New World Fund

SMALLCAP World Fund

Short-Term Bond Fund of America

The American Funds Income Series - U.S. Government Securities Fund

The Bond Fund of America

The Growth Fund of America

The Income Fund of America

The Investment Company of America

The New Economy Fund

Washington Mutual Investors Fund

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